February 2, 2007

Mr. Eric D. Johnson

First Responder Products, Inc.

7047 East Greenway Parkway, Suite 250

Scottsdale, Arizona 85254

RE: FIRST RESPONDER PRODUCTS, INC. – Registration Statement on Form SB-2

Dear Sir:

We have acted as counsel for FIRST RESPONDER PRODUCTS, INC., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 1,978,800 shares of the Company's common stock (the “Shares") by the selling shareholders (the "Selling Shareholders") named in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement on Form SB-2  (b) the Company's Articles of Incorporation; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholders; and  (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purpose of the opinions expressed herein.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(i) Our opinion is limited to the laws of the State of Delaware and the federal laws of the United States of America applicable thereto;

(ii) We have assumed (a) the genuineness of all signatures on documents examined by us, (b) the legal capacity of the officers of the Company, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (e) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

(iii) We have assumed that each of the statements made and represented in documents provided by the Company's President, Secretary and Treasurer was true and correct when made, has at no time since been made and certified become untrue or incorrect and remains true and correct on the date hereof.

Based upon the foregoing, we are of the opinion that the shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company's common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ Aaron D. McGeary

Aaron D. McGeary